Exhibit 99.1

Fusion-io Reports Record Revenue in Fiscal Third Quarter 2012

Exceeds Revenue and Gross Margin Expectations; Continues to Invest in Innovation and Growth

SALT LAKE CITY – Apr. 26, 2012 – Fusion-io, Inc. (NYSE: FIO), a provider of a next-generation shared data decentralization platform, today announced its financial results for its fiscal third quarter ended March 31, 2012.

Fiscal Third Quarter 2012 GAAP Financial Results

Fusion-io reported record revenue of $94.2 million for the fiscal third quarter of 2012, up 40% from $67.3 million for the same quarter of 2011 and up 12% from $84.1 million for the prior quarter. Net loss for the fiscal third quarter of 2012 was $4.7 million, or a net loss per diluted share of $0.05. This compared to net income of $7.0 million, or $0.09 per diluted share in the same quarter of 2011. Gross margin for the fiscal third quarter 2012 was 52.1% compared to 53.2% for the same quarter of 2011. Operating margin for the fiscal third quarter was a loss of 5.2%.

Fiscal Third Quarter 2012 Non-GAAP Financial Results

Non-GAAP net income for the fiscal third quarter of 2012 was $6.9 million, or $0.06 per diluted share. This compares to non-GAAP net income of $9.0 million, or $0.11 per diluted share, in the same quarter of 2011. Non-GAAP gross margin for the fiscal third quarter 2012 was 52.1% compared to 53.2% for the same quarter of 2011. Non-GAAP operating margin for the fiscal third quarter 2012 was 7.6%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“This is an exciting time for Fusion-io as our leadership has enabled us to build a strong foundation of core technology, expertise, service excellence, and trust in this rapidly evolving market, which we believe has resulted in the industry validating our vision,” said David Flynn, Fusion-io chairman and chief executive officer. “Our commitment to continued innovation is illustrated by the introduction of our software development kit, or SDK, which provides developers with new programming primitives to simplify application development and unlock the true potential of flash. This extends the innovation of ioMemory to our strategic development partners who can now add game-changing performance improvements and differentiation in their respective markets.”

“We are pleased to deliver a record revenue quarter of $94.2 million, with non-GAAP earnings of six cents,” said Dennis Wolf, Fusion-io chief financial officer. “We believe our vision is resonating with customers and strategic partners, and we will continue to prioritize the expansion of our market footprint along with investment in innovation.”

Other Financial Highlights

•	Deferred revenue at the end of the fiscal third quarter was $22.5 million, an increase of $6.5 million compared to the prior quarter.

•	Cash and cash equivalents at the end of the quarter were $294.7 million.

•	Inventory balances at the end of the fiscal third quarter were $72.0 million.

•	Capital expenditures were $6.3 million in the fiscal third quarter and $16.6 million in the first nine months of fiscal 2012.

Business Highlights

•

On April 18, 2012, Fusion-io announced its software development kit (SDK) to enable customers and software developers to optimize enterprise, web, and big data applications through direct programmatic access to Fusion-io’s ioMemory subsystem.

•	On April 12, 2012, Fusion-io announced ioFX, a new product for the single user workstation market which accelerates key content creation software, including Adobe Creative Suite 6.

•

On April 5, 2012, Fusion-io announced that its ioTurbine software now supports VMware ESXi 5.0 virtualization hypervisor, enabling customers using 4.x or 5.0 versions of ESXi to benefit from integrating the ioTurbine software to enhance VMware performance.

•	On March 12, 2012, Fusion-io and value-added reseller, Tokyo Electron Device, announced the availability of the Fusion ioDrive2 and Fusion ioDrive2 Duo in Japan.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2012 financial results.

Fourth quarter of fiscal year 2012:

•	Revenue is expected to be essentially flat sequentially.

•	Non-GAAP gross margin is expected to be in the range of 53 to 55%.

•	Non-GAAP operating margin is expected to be in the range of 3 to 5%.

•	Diluted shares outstanding is expected to be approximately 111 million shares.

Fiscal Year 2012:

•	Revenue growth is now expected to be approximately 75%.

•	Non-GAAP gross margin is still expected to be in the range of 54 to 56%.

•	Non-GAAP operating margin is now expected to be approximately 9%.

•	Diluted shares outstanding is now expected to be approximately 108 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP income from operations divided by GAAP revenue. Non-GAAP income from operations consists of GAAP income (loss) from operations excluding the effects of stock-based compensation expense, amortization of intangible assets and acquisition related costs.

•

Non-GAAP net income is calculated as GAAP net income (loss) excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related costs, changes in the fair value of a common stock repurchase derivative liability, non-cash interest expense related to changes in the fair value of a preferred stock warrant, a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition, and a tax provision benefit related to stock-based awards.

•

Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by non-GAAP weighted-average diluted shares outstanding for the three months ended March 31, 2012 and the nine months ended March 31, 2012 and 2011 and is calculated as non-GAAP net income divided by GAAP weighted-average diluted shares outstanding for the three months ended March 31, 2011. Non-GAAP weighted-average diluted shares outstanding is calculated as GAAP weighted-average diluted shares outstanding including the dilutive impact due to stock options, a common stock warrant, restricted stock awards, and restricted stock units.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Thursday, April 26, 2012, at 5:00 p.m. EDT to discuss these financial results. To access the conference call, dial 1.800.265.0241 or 1.617.847.8704 for international callers. The access code is 54730886. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Thursday, May 3, 2012. To access the replay, please dial 1.888.286.8010 or 1.617.801.6888 for international callers. The access code is 28547528. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io has pioneered a next generation storage memory platform for shared data decentralization that significantly improves the processing capabilities within a datacenter by relocating process-critical, or “active,” data from centralized storage to the server where it is being processed, a methodology referred to as data decentralization. Fusion-io’s integrated hardware and software solutions leverage non-volatile memory to significantly increase datacenter efficiency and offer enterprise grade performance, reliability, availability and manageability. Fusion-io’s data decentralization platform can transform legacy architectures into next generation datacenters and allows enterprises to consolidate or significantly reduce complex and expensive high performance storage, high performance networking and memory-rich servers. Fusion-io’s platform enables enterprises to increase the utilization, performance and efficiency of their datacenter resources and extract greater value from their information assets.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our fourth fiscal quarter of 2012 and our full fiscal year 2012, assumptions underlying the expected benefits and value of our products and solutions to customers, our continued focus and investment on innovation, expanding our customer and reseller base and investing in our growth, our expectations concerning our technologies, products and solutions, including our ioMemory platform, our recently introduced Fusion ioFX product line, our ioTurbine software, and our recently announced software development kit (SDK), and our beliefs concerning the market for and benefits of our products and solutions. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our ioMemory product line, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisition of IO Turbine, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

###

Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

SOURCE Fusion-io

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2012	2011	2012
Revenue	$67,251	$94,237	$125,515	$252,753
Cost of revenue (1)	31,498	45,180	59,788	113,740

Gross profit	35,753	49,057	65,727	139,013
Operating expenses:
Sales and marketing (1)	14,760	23,012	35,176	60,754
Research and development (1), (4)	7,731	15,919	18,272	40,550
General and administrative (1), (5)	5,533	15,050	12,244	42,015

Total operating expenses	28,024	53,981	65,692	143,319

Income (loss) from operations	7,729	(4,924)	35	(4,306)
Other income (expense):
Interest income	4	135	24	250
Interest expense (3)	(336)	(44)	(865)	(134)
Other income (expense) (2)	28	(10)	31	122

Income (loss) before income taxes	7,425	(4,843)	(775)	(4,068)
Income tax (expense) benefit (6), (7)	(390)	167	(434)	872

Net income (loss)	$7,035	$(4,676)	$(1,209)	$(3,196)

Net income (loss) per share:
Basic	$0.50	$(0.05)	$(0.09)	$(0.04)
Diluted	$0.09	$(0.05)	$(0.09)	$(0.04)
Weighted-average number of shares used in per share amounts:
Basic	14,018	90,684	13,289	85,884
Diluted	81,765	90,684	13,289	85,884
(1) Includes stock-based compensation expenses, as follows:

Cost of revenue	$10	$54	$16	$131
Sales and marketing	506	1,712	1,156	4,279
Research and development	359	2,052	762	5,340
General and administrative	868	7,649	1,798	21,450

Total stock-based compensation expenses	$1,743	$11,467	$3,732	$31,200

(2) Includes other income related to changes in the fair value of a common stock repurchase derivative liability	$—	$—	$—	$(70)
(3) Includes non-cash interest expense related to changes in the fair value of a preferred stock warrant	$201	$—	$574	$—
(4) Includes amortization of intangible assets	$—	$656	$—	$1,677
(5) Includes acquisition related costs	$—	$—	$—	$1,326
(6) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$—	$—	$(2,782)
(7) Includes tax provision benefit related to stock-based awards	$—	$(523)	$—	$(523)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	March 31, 2012
Assets
Current assets:
Cash and cash equivalents	$219,604	$294,651
Accounts receivable, net	44,374	49,308
Inventories	35,622	71,964
Prepaid expenses and other current assets	3,866	6,402

Total current assets	303,466	422,325
Property and equipment, net	13,743	26,065
Intangible assets, net	—	8,823
Goodwill	—	54,777
Other assets	77	169

Total assets	$317,286	$512,159

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,314	$11,491
Accrued and other current liabilities	15,043	19,413
Deferred revenue	9,030	15,890

Total current liabilities	33,387	46,794
Deferred revenue, less current portion	2,987	6,598
Other liabilities	6,468	8,867
Commitments and contingencies
Stockholders’ equity:
Common stock	16	19
Additional paid-in capital	339,389	518,061
Accumulated other comprehensive income (loss)	15	(8)
Accumulated deficit	(64,976)	(68,172)

Total stockholders’ equity	274,444	449,900

Total liabilities and stockholders’ equity	$317,286	$512,159

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2012	2011	2012
Operating activities:
Net income (loss)	$7,035	$(4,676)	$(1,209)	$(3,196)
Adjustments to reconcile net income (loss) from operating activities:
Depreciation and amortization	1,762	2,447	3,230	6,157
Stock-based compensation	1,743	11,467	3,732	30,407
Non-cash tax benefit from exercise of stock options	—	—	—	(1,845)
Non-cash tax benefit from business acquisition	—	—	—	(2,782)
Other non-cash items	200	7	632	(63)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,682)	(21,944)	(7,558)	(4,934)
Inventories	9,491	(6,992)	(13,811)	(36,342)
Prepaid expenses and other assets	(942)	(2,493)	(3,961)	(2,577)
Accounts payable	(1,246)	(332)	1,448	1,476
Accrued and other liabilities	6,167	3,548	6,101	7,425
Deferred revenue	5,946	6,546	9,852	10,471

Net cash provided by (used in) operating activities	25,474	(12,422)	(1,544)	4,197
Investing activities:
Proceeds from the sale of short-term investments	—	—	11,964	—
Proceeds from the sale of property and equipment	—	—	—	1
Purchases of property and equipment	(7,486)	(6,279)	(9,991)	(16,586)
Business acquisition, net of cash acquired	—	—	—	(17,578)

Net cash (used in) provided by investing activities	(7,486)	(6,279)	1,973	(34,163)
Financing activities:
Repurchases of common stock	—	—	—	(1,067)
Proceeds from a loan from a financial institution	—	—	11,000	—
Repayment of notes payable and capital lease obligations	(6,156)	(10)	(6,298)	(99)
Repurchases of vested restricted stock	—	(3)	—	(3)
Proceeds from exercises of stock options	272	4,542	550	7,104
Proceeds from issuance of common stock	307	—	307	93,977
Proceeds from issuance of common stock warrant	25	—	25	—
Proceeds from employee stock purchase plan	—	1,412	—	3,299
Tax benefit from exercise of stock options	—	—	—	1,845
Change in restricted cash	—	—	695	—

Net cash (used in) provided by financing activities	(5,552)	5,941	6,279	105,056
Effect of exchange rate changes on cash and cash equivalents	18	33	20	(43)

Net increase (decrease) in cash and cash equivalents	12,454	(12,727)	6,728	75,047
Cash and cash equivalents at beginning of period	3,493	307,378	9,219	219,604

Cash and cash equivalents at end of period	$15,947	$294,651	$15,947	$294,651

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2012	2011	2012
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$35,753	$49,057	$65,727	$139,013
Stock-based compensation	10	54	16	131

Gross profit on a non-GAAP basis	$35,763	$49,111	$65,743	$139,144

Revenue	$67,251	$94,237	$125,515	$252,753
Gross margin on a GAAP basis	53.2%	52.1%	52.4%	55.0%
Gross margin on a non-GAAP basis	53.2%	52.1%	52.4%	55.1%
Reconciliation of Operating Income (Loss) and Operating Margin on a GAAP Basis to Operating Income and Operating Margin on a Non-GAAP Basis:
Operating income (loss) on a GAAP basis	$7,729	$(4,924)	$35	$(4,306)
Stock-based compensation	1,743	11,467	3,732	31,200
Amortization of intangible assets	—	656	—	1,677
Acquisition related costs	—	—	—	1,326

Operating income on a non-GAAP basis	$9,472	$7,199	$3,767	$29,897

Revenue	$67,251	$94,237	$125,515	$252,753
Operating margin on a GAAP basis	11.5%	-5.2%	0.0%	-1.7%
Operating margin on a non-GAAP basis	14.1%	7.6%	3.0%	11.8%
Reconciliation of Net Income (Loss) on a GAAP Basis to Net Income on a Non-GAAP Basis:
Net income (loss) on a GAAP basis	$7,035	$(4,676)	$(1,209)	$(3,196)
Stock-based compensation	1,743	11,467	3,732	31,200
Other income related to changes in the fair value of a common stock repurchase derivative liability	—	—	—	(70)
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	201	—	574	—
Amortization of intangible assets	—	656	—	1,677
Acquisition related costs	—	—	—	1,326
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(2,782)
Tax provision benefit related to stock-based awards	—	(523)	—	(523)

Net income on a non-GAAP basis	$8,979	$6,924	$3,097	$27,632

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2012	2011	2012
Reconciliation of Diluted Net Income (Loss) per Share on a GAAP Basis to Diluted Net Income per Share on a Non-GAAP Basis:
Diluted net income (loss) per share on a GAAP basis	$0.09	$(0.05)	$(0.09)	$(0.04)
Stock-based compensation	0.02	0.13	0.28	0.36
Other income related to changes in the fair value of a common stock repurchase derivative liability	—	—	—	—
Non-cash interest expense related to changes in the fair value of a preferred stock warrant	—	—	0.04	—
Amortization of intangible assets	—	0.01	—	0.02
Acquisition related costs	—	—	—	0.02
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	—	—	(0.03)
Tax provision benefit related to stock-based awards	—	(0.01)	—	(0.01)
Impact of difference in number of GAAP and non-GAAP diluted shares	—	(0.02)	(0.19)	(0.06)

Diluted net income per share on a non-GAAP basis	$0.11	$0.06	$0.04	$0.26

Reconciliation of GAAP Diluted Weighted-Average Number of Shares to Non-GAAP Diluted Weighted-Average Number of Shares:
GAAP diluted weighted-average number of shares	81,765	90,684	13,289	85,884
Dilutive impact due to stock options, a common stock warrant, restricted stock awards and restricted stock units	—	17,782	65,575	20,004

Non-GAAP diluted weighted-average number of shares	81,765	108,466	78,864	105,888